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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): February 29, 2008

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                    PO Box 335, Dargaville, New Zealand 0340
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 903-3368

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On February 29, 2008 we entered into a binding letter of intent to acquire the computer forensics, litigation support, and data recovery firm United Forensics Corporation for cash and stock, the terms of which will be announced when negotiations formalize these terms.

A comprehensive memorandum of understanding is being signed today. Its terms will be disclosed as soon as possible thereafter.


Item 9.01(d) Financial Statements and Exhibits.

Exhibit 1. Letter of Intent dated February 29, 2008 between Company and United Forensics Corporation.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 29, 2008

                                   PivX Solutions, Inc.

                                   By: /s/ Jason Coombs
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                                       Jason Coombs, Chief Executive Officer
                                       Chief Financial Officer and Secretary

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EXHIBIT 1

PivX Solutions, Inc.
P.O. Box 335
Dargaville, New Zealand 0340

February 29, 2008



Re: Letter of Intent


Dear Mr. Restivo:

The Board is pleased to confirm that United Forensics Corporation has commenced formal negotiations to be acquired by PivX Solutions Inc for terms, cash and stock, to be determined after due diligence is completed.

United Forensics Corporation agrees in principle to the acquisition and is executing non-disclosure agreements and supplying disclosures at once.

A more complete memorandum of understanding is also being executed today.

We are looking forward to concluding this acquisition swiftly.

Sincerely,



Jason Coombs, CEO
PivX Solutions, Inc.



ACKNOWLEDGED AND AGREED

By: /s/ Josh Restivo
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    Josh Restivo, United Forensics Corporation

    United Forensics Corporation
    911 Washington Avenue
    St. Louis, MO 63101
    (314) 436-8575
    http://www.unitedforensics.com